UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

  CERES TACTICAL CURRENCY L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-31563	13-4084211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 1, 2018, Ceres Tactical Currency L.P. (the “Registrant”), Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and AE Capital Pty Limited (“AE Capital”) entered into a management agreement (the “Management Agreement”), pursuant to which AE Capital manages the portion of the Registrant’s assets allocated to it pursuant to its AE Systematic FX Fund Program.

Pursuant to the Management Agreement, the monthly fee for professional management services payable to AE Capital by the Registrant is 1/12 of 1.5% (a 1.5% annual rate) of the beginning of the month net asset value of the Registrant allocated to AE Capital, and the incentive fee payable quarterly is 20% of new trading profits earned by AE Capital for the Registrant.

The Management Agreement will automatically renew for additional one-year periods, unless terminated by the parties thereto in accordance with its terms.

The Management Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit Number	Description

10.1	Management Agreement, dated as of February 1, 2018, by and among Ceres Managed Futures LLC, Ceres Tactical Currency L.P. and AE Capital Pty Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL CURRENCY L.P.

	By:	Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: February 2, 2018

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